Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-172311 and 333-164537) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated June 30, 2011, with respect to the financial statements of the W Chicago City Center included in this Form 8-K/A for the years ended December 31, 2010 and 2009.

/s/ Ernst & Young LLP

McLean, Virginia

July 26, 2011